Exhibit 10.9

WHEN RECORDED, RETURN TO:

Jeffrey S. Pitcher, Esq.
Ballard Spahr LLP
1 E. Washington St., Suite 2300
Phoenix, Arizona 85004

LEASEHOLD DEED OF TRUST,
ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT
AND FIXTURE FILING

    NOTICE:  THIS INSTRUMENT SECURES FUTURE ADVANCES UNDER A REVOLVING CREDIT FACILITY THE PRIORITY OF WHICH DATE TO THE RECORDING DATE HEREOF.  THIS INSTRUMENT SECURES OBLIGATIONS THAT ACCRUE INTEREST AT VARIABLE RATES OF INTEREST.

    THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (as it may be amended, supplemented or otherwise modified from time to time, this “Deed of Trust”) is made and entered into effective as of the 18th day of September, 2013, by and among SKYMALL, LLC, a Delaware limited liability company (formerly known as SkyMall Inc., a Delaware corporation), with an address at 1520 E. Pima Street, Phoenix, Arizona 85034-4639 (“Trustor”), in favor of Lawyers Title of Arizona, Inc., with an address at 3131 East Camelback Road, Suite 220, Phoenix, Arizona 85016 (“Trustee”), for the benefit of SMXE LENDING, LLC, a Delaware limited liability company, with an address at 2525 E. Camelback Road, Suite 850, Phoenix, Arizona (together with its successors and assigns, the “Beneficiary”).

R E C I T A L S:

A. Reference is made to the Credit Agreement of even date herewith between Trustor, as Borrower, and Beneficiary, as Lender, whereby Beneficiary agreed to make certain credit facilities available to Trustor subject to the terms and conditions set forth therein (the “Credit Agreement”).

B. Trustor is the owner of a leasehold estate in and to certain real property located in Maricopa County, Arizona, as more particularly described on Exhibit “A” attached to and incorporated by reference in this Deed of Trust (the “Leased Premises”), pursuant to the Sublease that is identified on Exhibit “B” attached to and incorporated by reference in this Deed of Trust.

C. In consideration of extending the Credit Facilities (as defined in the Credit Agreement) and other accommodations of Beneficiary as set forth in the Credit Agreement, Trustor has agreed to secure Trustor’s obligations under the Related Documents (as defined in the Credit Agreement) by, among other things, executing and delivering this Deed of Trust.

NOW, THEREFORE, upon the terms, covenants and conditions set forth in this Deed of Trust, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, TRUSTOR HEREBY CONVEYS AND WARRANTS TO TRUSTEE, IN TRUST, WITH POWER OF SALE, and hereby grants to Beneficiary, as a secured party, a security interest in the following described real and personal property:

GRANTING CLAUSE I:
REAL PROPERTY

All right, title, interest and estate of Trustor now owned or hereafter arising, acquired or derived in and to the Leased Premises, including, without limitation, any interests in the fee or other superior estate acquired by Trustor hereafter.

GRANTING CLAUSE II:
ASSIGNED CONTRACTS

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived, in and to the following to the extent applicable to the Leased Premises or the Improvements (as defined in Article I of this Deed of Trust):

(1) All contracts and agreements relating to the planning, design, engineering, or architecture of the Improvements;

(2) All drawings, models, plans, specifications, budgets, cost estimates, bid packages, bids, and other related documents relating to the development or construction of the Improvements;

(3) All rights of Trustor as developer, declarant or otherwise under any restrictive covenants, planned unit development, condominium or other documents relating to the design, construction, use and sale of improvements on the Leased Premises;

(4) All contracts and agreements relating to the installation, construction or demolition of any of the Improvements, including all retainages, payment and performance bonds, and performance escrows described in or required by any of the foregoing;

(5) All contracts and agreements relating to the development of the Leased Premises or the Improvements, including all contracts with government authorities granting entitlements, development or reimbursement rights with respect to the Leased Premises, appraisals, soils reports, feasibility studies, environmental assessment reports, and engineering, mechanical and wetlands reports;

(6) All contracts and agreements between Trustor and any utility company, water company or user association, or telecommunications company for the purpose of:  (a) furnishing electricity, natural gas or oil, telephone, sewer, water, cable television, internet or other such services to the Leased Premises; (b) providing hook-ups, connections, lines or other necessary laterals or tie-ins to the Leased Premises and the Improvements constructed or to be constructed on the Leased Premises, including any “will serve” letters benefiting the Leased Premises; or (c) granting any such utility or other company access to the Improvements or to space in or on the Leased Premises or the Improvements to provide service to the Leased Premises;

(7) All contracts and leases granted by Trustor, as lessor, to any individual or entity for the use of roof-top space or other areas on the Improvements or the Leased Premises for the placement of telecommunications equipment, antennae or transmission devices, or for the placement of billboards, signs or other advertising media;

(8) All contracts and agreements for marketing, leasing, advertising, use, or sale of the Improvements or any portion of the Improvements;

(9) All contracts and agreements relating to the management of the Leased Premises and the Improvements, or with any franchisor relating to the operation or use of the Improvements;

(10) All security deposits, connection fees, prepayments, reservation fees and other payments made by Trustor with respect to any of the foregoing; and

(11) All modifications, amendments, substitutions and replacements of any of the foregoing.

GRANTING CLAUSE III:
AWARDS

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to:

(1) All awards made for the taking by eminent domain or by any proceeding or purchase in lieu thereof of the Leased Premises or any portion of the Leased Premises or of any Improvements now or hereafter situate thereon or of any estate or easement in the Leased Premises (including any awards for change of grade of streets); and

(2) The proceeds of insurance paid on account of partial or total destruction of the Improvements now or hereafter located upon the Leased Premises or any portion thereof (regardless of whether or not Trustor is required to carry such insurance under this Deed of Trust or any of the other Related Documents).

GRANTING CLAUSE IV:
CONSTRUCTION MATERIALS

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived, in and to all building materials, supplies and inventories acquired by Trustor and delivered to the Leased Premises for use in connection with or for incorporation into the Improvements on the Leased Premises.

GRANTING CLAUSE V:
EQUIPMENT

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to:

(1) All machinery, equipment, goods, supplies, appliances, floor coverings, furnishings, window coverings, security systems, communications systems and equipment, artwork, light fixtures, and other articles of tangible personal property of Trustor used or acquired for use on the Leased Premises;

(2) All attachments, accessories and accessions thereto and all substitutions and replacements thereof and all parts therefor.

GRANTING CLAUSE VI:
FIXTURES AND INTERESTS

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to:

(1) All buildings, improvements, renovations, works, structures, facilities and fixtures, including any future additions to, and improvements and betterments upon, and all renewals and replacements of, any of the foregoing and which are owned or acquired by Trustor and which are now or hereafter shall be constructed or affixed or constructively affixed to the Leased Premises, or to any portion of the Leased Premises;

(2) All easements, licenses, streets, ways, alleys, roads, passages, or rights-of-way (whether now owned or hereafter acquired by Trustor and whether arising by virtue of land ownership, contract or otherwise), of any kind and nature, relating to or in any way appurtenant or appertaining to the Leased Premises or any portion of the Leased Premises; and

(3) All decreed and undecreed water or water rights, ditches or ditch rights, reservoirs or reservoir rights, well, spring, seepage and pond rights, and all other types of rights to the ownership of water, which are underlying, appurtenant to or customarily or historically used upon or associated with the Leased Premises, all water and ditch company stock relating to the Leased Premises, and all rights to naturally occurring oil, gas, minerals, geothermal resources, timber and crops under, through, upon, or appurtenant to the Leased Premises.

GRANTING CLAUSE VII:
INTANGIBLES

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to:

(1) All general intangibles of every nature and intellectual property owned by Trustor, but only if and to the extent used by Trustor exclusively for the maintenance or operation of the Leased Premises or the Improvements including, without limitation, any trade names, trademarks, marketing materials, telephone numbers or domain names used exclusively to identify, advertise or promote the Leased Premises or the Improvements; and

(2) All now existing or hereafter acquired chattel paper, accounts, deposit accounts, payment intangibles, letter of credit rights and supporting obligations owned by Trustor, but only if and to the extent arising exclusively from or with respect to the maintenance or operation of the Leased Premises or the Improvements.

GRANTING CLAUSE VIII:
PERMITS AND LICENSES

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to all permits, franchises, privileges, grants, consents, licenses, authorizations and approvals heretofore or hereafter granted by the United States, by the State of Arizona or by any departments or agencies thereof or any other governmental or public bodies, agencies or authorities to or for the benefit of Trustor and utilized in connection with the development, construction or operation of the Improvements.

GRANTING CLAUSE IX:
RENTS, ISSUES, ETC.

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to:

(1) All sales proceeds, rents, subrents, issues, royalties, income and profits of and from the Leased Premises or any portion of the Leased Premises; and

(2) All cleaning, security and other deposits and any prepaid rent held or received by Trustor from tenants pursuant to or under the terms of any leases affecting the Leased Premises.

GRANTING CLAUSE X:
TENEMENTS AND HEREDITAMENTS

All right, title, interest and estate of Trustor, now owned or hereafter arising, acquired or derived in, under or by virtue of the Sublease, ownership, contract or otherwise, in and to all and singular the tenements, hereditaments, rights, privileges and appurtenances belonging, relating, or in any way appertaining to any of the Leased Premises, or any portion of the Leased Premises, or which shall hereafter in any way belong, relate or in any way appertain thereto (including, without limitation, any and all development rights, air rights or similar or comparable rights), and the reversion and reversions, remainder and remainders, and estates, rights, titles, interests, possessions, claims and demands of every nature whatsoever, at law or in equity, which Trustor may have or may hereafter acquire in and to the Leased Premises or any portion of the Leased Premises.

GRANTING CLAUSE XI:
PROCEEDS AND PRODUCTS

All cash and noncash proceeds and all products of any of the foregoing, including, without limitation, insurance proceeds.

ARTICLE I
DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Deed of Trust shall have the meanings set forth below:

“Access Laws” means, collectively, the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, and any other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of governmental bodies and regulatory agencies, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted.

“Credit Agreement” shall have the meaning set forth in Recital A above.

“Credit Facilities” shall have the meaning set forth in the Credit Agreement.

“Event of Default” means the occurrence and continuance of any one of the events listed in Section 11.1 of this Deed of Trust.

“Hazardous Materials” shall include, but shall not be limited to, substances defined as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101 et seq., the Resource Conservation and Recovery Act, as amended 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 etseq.; as the same may be amended from time to time; and in all rules adopted and regulations promulgated pursuant to any of the foregoing.

“Impositions” means all real property taxes and assessments, general and special, and all other taxes, assessments and other governmental, municipal or other charges or impositions of any kind or nature whatsoever (including, without limitation, charges and assessments on water or water stocks used on or with the Leased Premises and levies or charges resulting from covenants, conditions and restrictions affecting the Trust Estate) which are assessed or imposed upon the Trust Estate, or become due and payable, and which create or may create a lien upon the Leased Premises or any portion of the Leased Premises, equipment or other facility used in the construction, renovation, operation or maintenance of the Trust Estate.

“Improvements” means the office building, together with parking and other related facilities and improvements constructed and to be constructed on the Leased Premises.

“Leased Premises” shall have the meaning set forth in Recital B above.

“Notes” shall have the meaning set forth in the Credit Agreement, together with any and all amendments and modifications thereto or replacements thereof.

“Obligations” means the obligations of Trustor described in Section 2.1 of this Deed of Trust, the payment and performance of which are secured by this Deed of Trust.

“Permitted Encumbrances” means those liens, encumbrances and matters approved by Beneficiary and set forth on Schedule “B” of the lender’s policy of title insurance issued to Beneficiary and insuring the lien and priority of this Deed of Trust.

“Personalty” means all tangible and intangible personal property of Trustor listed in Granting Clauses II through XI of this Deed of Trust used in connection with the Leased Premises or incorporated into the Improvements.

“Related Documents” shall have the meaning set forth in the Credit Agreement.

“Trust Estate” means all of the items, documents, interests and properties referred to in Granting Clauses I through XI of this Deed of Trust.

ARTICLE II
OBLIGATIONS SECURED

2.1 Obligations.  This Deed of Trust is given for the purpose of securing the following Obligations of Trustor:

(a) The payment and performance of each and every obligation of the Trustor, evidenced by or arising under the Notes and the other Related Documents, including, without limitation, the payment of principal of and interest on the Credit Facilities, and any and all default interest, late fee charges, additional advances, and other costs and fees expended by Beneficiary to protect its security position against the Leased Premises, including, but not limited to, foreclosure costs, attorneys’ fees and related costs.

(b) The payment of all sums expended and advanced by Trustee or Beneficiary pursuant to the terms of this Deed of Trust, together with interest thereon as provided in the Credit Agreement.

(c) The payment and performance of each and every agreement and obligation of Trustor under the Sublease.

2.2 Extensions and Renewals.  Any extensions of, renewals of, modifications of, or additional advances of the Credit Facilities, or any of the Obligations evidenced or secured by the Notes and the Related Documents, regardless of the extent or subject matter of any such extension, renewal, modification or additional advance, shall be secured by this Deed of Trust.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Leased Premises.  Trustor represents and warrants to Beneficiary as follows:

(a) Trustor is presently the owner and holder of the leasehold estate created by the Sublease, and presently has all right, title, interest and estate of the lessee thereunder.

(b) Trustor has good and indefeasible title to the Trust Estate with a first and prior leasehold estate, free and clear of any liens, charges, encumbrances, security interests, leases and adverse claims whatsoever, including, without limitation, any liens, charges, or encumbrances on the underlying fee title to the Leased Premises, except for the Permitted Encumbrances.  This Deed of Trust constitutes a valid, subsisting, first lien Deed of Trust on the Trust Estate and the Leased Premises prior to any lien, charge or encumbrance created by Trustor, subject only to the Permitted Encumbrances in accordance with the terms hereof.

(c) This Deed of Trust constitutes the legal, valid and binding obligation of Trustor, in accordance with its terms.

(d) Trustor will promptly pay in full all sums owing for labor, materials, supplies, personal property and other services of every kind used, furnished or installed in or on the Leased Premises.

(e) The Sublease is in full force and effect and unmodified, except as set forth on Exhibit B.  Trustor has duly performed all of the conditions of the Sublease required by the terms thereof to be performed by Trustor thereunder as of the date hereof, including, without limitation, the payment of rent, and there is no event, which the giving of notice, the lapse of time or both, would constitute an event of default under the Sublease.

(f) Trustor shall not execute any assignment, mortgage or other security instrument pertaining thereto, or of the Sublease, the Leased Premises or any portion thereof, without the prior written consent of Beneficiary.

(g) The execution and performance of this Deed of Trust by Trustor will not violate, result in a breach of, or constitute a default under any agreement or instrument to which Trustor is a party or to which Trustor may be subject, including, without limitation, the Sublease.

(h) To the best of Trustor’s actual knowledge: (1) the Trust Estate is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to environmental conditions on, under or about the Trust Estate, including, without limitation, soil and ground water conditions; (2) except as used, handled, stored, generated, transported or disposed of in accordance with applicable law, there are no Hazardous Materials constructed, deposited, stored, disposed, placed or located in, on or under the Trust Estate (except those materials such as cleaning supplies, detergents and other similar substances as are commonly utilized in the operation of similar properties and improvements); and (3) Trustor has not received notice from any federal, state or local agency or department regarding the noncompliance by Trustor or the Trust Estate with respect to any federal, state or local law, ordinance or regulation governing the use, handling, storage, generation, transportation or disposal of Hazardous Materials or the mere presence of Hazardous Materials on the Leased Premises.

3.2 Personalty.  Trustor represents and warrants to Beneficiary as follows:

(a) Trustor is the owner, or upon acquisition thereof, will be the owner of all Personalty used by Trustor in connection with the Leased Premises;

(b) The Personalty is, or upon acquisition of title thereto by Trustor will be, free and clear of all liens, claims, encumbrances, restrictions, charges and security interests in favor of any third party, including, without limitation, the lessor under the Sublease, other than the Permitted Encumbrances;

(c) Trustor will not create, permit or suffer to exist, any lien, claim, encumbrance, restriction, charge or security interest in or to the Personalty without the prior written consent of Beneficiary; and

(d) Trustor shall defend the Personalty and take such other action as is necessary to remove any lien, claim, encumbrance, restriction, charge or security interest in or to the Personalty superior to the security interest in Beneficiary created hereunder, except the Permitted Encumbrances.

ARTICLE IV
MAINTENANCE OF TRUST ESTATE

Trustor shall:  (a) maintain the Trust Estate at all times in good condition and repair; (b) not commit any waste of the Trust Estate, or, except with the prior written permission of Beneficiary, remove, damage, demolish or structurally alter any of the Improvements now on the Leased Premises, or to be constructed on the Leased Premises hereafter; (c) complete promptly and in good and workmanlike manner the Improvements, or any other improvements on the Leased Premises, which may for any reason be constructed; (d) restore promptly and in good and workmanlike manner any of the Improvements, or any portion of the Leased Premises, which may for any reason be damaged or destroyed; (e) comply at all times with all laws, ordinances, regulations, covenants and restrictions in any manner affecting the Trust Estate; (f) not commit or knowingly permit any act upon the Trust Estate in violation of law; and (g) do all acts which by reason of the character or use of the Trust Estate may be reasonably necessary to maintain and care for the same, the specific enumeration herein not excluding the general.

ARTICLE V
INSURANCE

5.1 Insurance.  Trustor or Trustor’s general contractor, as applicable, shall secure and at all times maintain and promptly pay when due all premiums for the following types of insurance:

(a) During any period of construction, builder’s risk extended coverage insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, motor vehicles, aircraft, smoke, theft, vandalism, malicious mischief, and other risks from time to time included under extended coverage policies in an amount not less than one hundred percent (100%) of the full replacement value of the Improvements.  All policies secured and carried in accordance with this Section 5.1(a) shall contain the “Replacement Cost Endorsement,” a lender’s loss payable endorsement 438 BFU naming Lender as loss payee, and shall name Beneficiary as an additional insured.

(b) During any period of construction, workmen’s compensation insurance against liability arising from claims of workmen with respect to and during the period of any work on or about the Leased Premises.

(c) Following any period of construction, insurance against loss or damage to the Leased Premises, the Improvements and all Personalty used in connection with the Leased Premises by fire, vandalism, malicious mischief, and any of the risks covered by insurance of the type now known as “Causes of Loss - Special Form” or comparable coverage in an amount not less than One Hundred Percent (100%) of the full replacement value of the Improvements.  Such insurance policy or policies shall contain the “Replacement Cost Endorsement,” a lender’s loss payable endorsement 438 BFU naming Beneficiary as loss payee, and shall name Beneficiary as an additional insured.

(d) If the Leased Premises are located in a special flood hazard area as identified by the Federal Insurance Administration, federally subsidized flood insurance covering the risk of damage to the Improvements and Personalty located or to be constructed on the Leased Premises caused by flooding in the total amount of the Credit Facilities or for the maximum amount of subsidized insurance available, whichever is less.  In lieu of such flood insurance, Trustor shall submit to Beneficiary evidence satisfactory to Beneficiary that no part of the Leased Premises is, or will be, within an area designated as a flood hazard area by the Federal Insurance Administration.

(e) Commercial General Liability insurance applicable to the Trust Estate in such amounts as may be required by Lender from time to time, provided that, in no event will the amounts of such coverage be less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate.  Such liability insurance shall be issued by one or more insurance companies reasonably satisfactory to Beneficiary and shall name Beneficiary as an additional insured.

(f) Equipment and machinery insurance covering vessels, machinery, piping, and other equipment, provided the Improvements contain equipment of such nature, and insurance against loss of use arising from any such breakdown, in such amounts as are reasonably satisfactory to Beneficiary.

(g) Such other insurance and in such amounts as may from time to time reasonably be required by Beneficiary against the same or other hazards.

All policies of builder’s risk and other casualty and bodily injury insurance required by the terms of this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Trustor which might otherwise result in forfeiture of the insurance.  The policies shall provide that the insurer will waive all rights of set-off, counterclaim or deduction against Trustor.

5.2 Policies and Premiums.  All policies of insurance shall be issued by insurance companies which have a company rating of not less than “A” and a financial performance rating of not less than “7” by A.M. Best Co. in “Best’s Insurance Reports.”  All policies of fire and extended coverage and other casualty insurance shall have included therein a standard mortgagee protection clause.  Trustor shall furnish Beneficiary with an original policy of all policies of required insurance or an original certificate of insurance together with a true and correct copy of each such policy.  All such policies shall contain a provision that such policies will not be cancelled or materially amended or altered, including reduction of coverage, without at least thirty (30) days prior written notice to Beneficiary.  If Beneficiary consents to Trustor providing any of the required insurance through blanket policies carried by Trustor and covering more than one location, then Trustor shall cause the insurance company to furnish Beneficiary with an endorsement to such policy which sets forth the coverage, the limits of liability, the name of the carrier, the policy number, the expiration date and a statement that the insurance company will not cancel or materially modify or alter the coverage evidenced by the endorsement without first affording Beneficiary at least thirty (30) days prior written notice.  In the event Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by Section 5.1, Beneficiary may, but without any obligation to do so, procure such insurance for such risks covering Beneficiary’s interest, and Trustor shall pay all premiums thereon promptly upon demand by Beneficiary.  If Trustor fails to pay any premium after demand by Beneficiary, Beneficiary, at Beneficiary’s option, may advance any sums necessary to maintain and to keep in force such insurance.  Any sums so advanced, together with interest thereon at the default rate specified in the Notes, shall be secured by this Deed of Trust.

5.3 Notice of Casualty; Proceeds.

(a) In case of any material damage to or destruction of the Trust Estate or any part thereof, Trustor shall promptly give written notice thereof to Beneficiary, generally describing the nature and extent of such damage or destruction.

(b) In case of any damage to or destruction of the Trust Estate or any part thereof, Trustor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for the purpose, at Trustor’s expense, will promptly commence and complete (subject to unavoidable delays occasioned by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions and similar causes beyond the reasonable control of Trustor) the restoration, replacement or rebuilding of the Trust Estate as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

(c) Trustor hereby authorizes Beneficiary, at Beneficiary’s option, to adjust and compromise any losses under any insurance afforded, but unless Beneficiary elects to adjust the losses as aforesaid, said adjustment and/or compromise shall be made by Trustor, subject to final approval of Beneficiary in the case of losses exceeding $50,000.

(d) Any insurance proceeds received by Beneficiary pursuant to the provisions of this Deed of Trust or any instruments supplemental hereto or thereto or under any policy or policies of insurance covering the Trust Estate or any part thereof (net of any costs incurred by Beneficiary in connection with the corresponding casualty or loss) shall first be applied as a prepayment on the Notes (and Beneficiary is hereby irrevocably authorized and directed to make such an application whether or not the Notes or any other indebtedness hereby secured may then be due or otherwise adequately secured) and shall thereafter be applied to the reduction of any other indebtedness hereby secured; provided, however, that such proceeds shall be made available for the restoration of the portion of the Trust Estate damaged or destroyed if written application for such use is made by Trustor within thirty (30) days of Beneficiary’s receipt of such proceeds and the following conditions are satisfied to the reasonable satisfaction of the Beneficiary:  (i) Trustor has in effect business interruption insurance covering the income to be lost during the restoration period as a result of the damage or destruction to the Trust Estate or provides Beneficiary with other evidence satisfactory to it that Trustor has cash resources sufficient to pay its obligations during the restoration period; (ii) the effect of the damage to or destruction of the Trust Estate giving rise to receipt of the insurance proceeds is not to terminate, or trigger a termination right under the Sublease or any lease of all or any portion of the Trust Estate; (iii) no Event of Default, or event which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default, shall have occurred or be continuing (and if such an event shall occur during restoration Beneficiary may, at its election, apply any insurance proceeds then in its possession or control to the reduction of the indebtedness evidenced by the Notes and the other indebtedness hereby secured); (iv) Trustor shall have submitted to Beneficiary plans and specifications for the restoration which shall be reasonably satisfactory to it; and (v) Trustor shall submit to Beneficiary fixed price contracts with good and responsible contractors and materialmen covering all work and materials necessary to complete restoration and providing for a total completion price not in excess of the amount of insurance proceeds available for restoration, or, if a deficiency shall exist, Trustor shall have deposited the amount of such deficiency with Beneficiary.  Any insurance proceeds to be released pursuant to the foregoing provisions may at the option of Beneficiary be disbursed from time to time as restoration progresses to pay for restoration work completed and in place and such disbursements may at Beneficiary’s option be made directly to Trustor, to any contractor or materialman to whom payment is due, by a joint check to any of the foregoing, or through a construction escrow to be maintained by a title insurer acceptable to Beneficiary.  Beneficiary may impose such further conditions upon the release of insurance proceeds (including the receipt of title insurance, lien waivers and releases) as are customarily imposed by prudent construction lenders to insure the completion of the restoration work free and clear of all liens or claims for lien.  All title insurance charges and other costs and expenses paid to or for the account of Trustor in connection with the release of such insurance proceeds shall constitute so much additional indebtedness hereby secured to be payable upon demand with interest at the default rate specified in the Notes.  Beneficiary may deduct any such costs and expenses from insurance proceeds at any time in its possession or control.  If Trustor fails to request that insurance proceeds be applied to the restoration of the improvements or if Trustor makes such a request but fails to complete restoration within a reasonable time (as determined by Beneficiary), Beneficiary shall have the right, but no the duty, to restore or rebuild said Trust Estate or any part thereof for or on behalf of Trustor in lieu of applying said proceeds to the indebtedness hereby secured and for such purpose may do all necessary acts, including using any funds deposited by Trustor pursuant to this paragraph and advancing additional funds for the purpose of restoration, all such additional funds advanced by Beneficiary shall constitute part of the indebtedness hereby secured and shall be payable upon demand with interest at the default rate specified in the Notes.

(e) The application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.

5.4 Disposition of Policies on Foreclosure.  In the event Beneficiary exercises the power of sale provisions of this Deed of Trust or takes any other transfer of title or assignment of the Trust Estate in extinguishment in whole or in part of the Obligations, all right, title and interest of Trustor in and to the policies of insurance required by Section 5.1, shall inure to the benefit of and pass to the successor in interest of Trustor or the purchaser or grantee of the Trust Estate.

ARTICLE VI
INDEMNIFICATION AND OFF-SET

6.1 Indemnification by Trustor.  Trustor hereby indemnifies and holds Beneficiary harmless in accordance with the following:

(a) If Beneficiary is made a party defendant to any litigation (except litigation wherein Trustor asserts a claim against Beneficiary and prevails) concerning this Deed of Trust or the Trust Estate or any part of the Trust Estate or interest therein, or the occupancy thereof by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless from any and all liability by reason of such litigation, including reasonable attorneys’ fees and costs incurred by Beneficiary in any such litigation, whether or not the litigation is prosecuted to judgment.  If, following the occurrence and continuance of an Event of Default, Beneficiary commences an action against Trustor to enforce any of the material terms, covenants or conditions of this Deed of Trust or because of the breach by Trustor of any of the material terms, covenants or conditions, or for the recovery of any sum secured hereby, Trustor shall pay the reasonable attorneys’ fees and costs actually incurred by Beneficiary in such action.  The right to such attorneys’ fees and costs shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Trustor breaches any material term, covenant or condition of this Deed of Trust, Beneficiary may employ an attorney or attorneys to protect Beneficiary’s rights hereunder and in the event of such employment following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys’ fees and costs in an amount equal to the amount of such fees and costs actually incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of such breach.

(b) If Beneficiary is held liable or could be held liable for, or is subject to any losses, damages, costs, charges or expenses, directly or indirectly on account of any claims for work, labor or materials furnished in connection with or arising from the construction, repair or reconstruction of any of the Improvements, then Trustor shall indemnify, defend and hold Beneficiary harmless from all liability or expense arising therefrom including reasonable attorneys’ fees and costs.

(c) Trustor, to the full extent permitted by law, shall indemnify, defend and hold harmless Beneficiary, Beneficiary’s directors, officers, employees, agents, participants, successors and assigns from and against any and all loss, cost, expense or liability incurred in connection with any and all claims and proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment, or any other injury or damage resulting from or relating to any Hazardous Materials located under or upon or migrating into, under, from or through the Leased Premises, which Beneficiary may incur due to the Credit Facilities extended by Beneficiary to Trustor, the exercise of any of Beneficiary’s rights under this Deed of Trust or any other Related Document, or otherwise.  The foregoing indemnity shall apply:  (1) whether or not the release of the Hazardous Materials was caused by Trustor, a tenant or subtenant of Trustor, or a prior owner or tenant of the Leased Premises; and (2) whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of Hazardous Materials or the mere presence of Hazardous Materials on the Leased Premises.  The obligations of Trustor under this Section 6.1(c) shall survive the foreclosure of this Deed of Trust, a conveyance in lieu of foreclosure, the repayment of the Credit Facilities and the discharge and release of the lien and encumbrance of this Deed of Trust.

6.2 Off-Set.  All sums payable by Trustor under this Deed of Trust shall (unless otherwise specifically provided in this Deed of Trust) be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.  The Obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of, or any condemnation or similar taking of the Trust Estate or any part thereof; (b) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (c) any title defect or encumbrance or any eviction from the Trust Estate or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (e) any claim which Trustor has or might have against Beneficiary; (f) any default or failure on the part of Beneficiary to perform or comply with any of the terms, covenants or conditions of this Deed of Trust or of any other agreement with Trustor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

ARTICLE VII
IMPOSITIONS

7.1 Payment of Impositions.  Subject to Section 7.3 of this Deed of Trust, Trustor shall pay, prior to delinquency, all Impositions.  However, if, by law, any Imposition is payable, or may at the election of the taxpayer be paid in installments, Trustor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

7.2 Evidence of Payment.  Trustor shall, upon request by Beneficiary, furnish to Beneficiary, within thirty (30) days after the date upon which such Imposition is due and payable by Trustor, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payments thereof.

7.3 Right to Contest.  Trustor shall have the right, before any date set for forfeiture, whether at tax sale, foreclosure on a tax lien or otherwise, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but such contest shall not be deemed or construed in any way as relieving, modifying or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in Section 7.1, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent so to contest or object to an Imposition, and unless, at Beneficiary’s option:  (a) Trustor shall demonstrate to Beneficiary’s satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (b) Trustor shall furnish to Beneficiary good and sufficient collateral or otherwise provide a bond as may be required or permitted by law to accomplish a stay of such proceedings.

7.4 Tax on Deed of Trust.  If at any time after the date hereof there shall be assessed or imposed:  (a) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by Trustor; or (b) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding Obligations or upon payments on the Notes (whether principal or interest); then all such taxes, assessments and fees shall be deemed to be included within the term “Impositions” as defined in Article I of this Deed of Trust, and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions.  Trustor shall have no obligation to pay any franchise, income, excess profits or similar tax levied on Beneficiary or on the Obligations secured hereby.

7.5 Reserves for Taxes and Insurance.  In furtherance of Section 5.1 and Section 7.1 of this Deed of Trust and anything to the contrary herein notwithstanding, Trustor, upon request by Beneficiary, shall pay to Beneficiary, on the date monthly installments of principal and accrued interest are payable under the Notes, until the Notes are paid in full, an amount equal to one-twelfth of the annual Impositions reasonably estimated by Beneficiary to pay the installment of Impositions next due on the Trust Estate; and one-twelfth of the annual aggregate insurance premium on all policies of insurance required in Section 5.1.  Upon such request, Trustor shall thereafter cause all bills, statements or other documents relating to Impositions and insurance premiums to be sent to Beneficiary.  Provided Trustor has deposited sufficient funds with Beneficiary pursuant to this Section 7.5, Beneficiary shall pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary.  If at any time and for any reason the funds deposited with Beneficiary pursuant to this Section 7.5 are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary.  Nothing contained herein shall cause Beneficiary to be deemed a trustee of such funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 7.5.  Beneficiary shall not be obligated to pay any interest on any sums held by Beneficiary pending disbursement or application hereunder, and Beneficiary may impound or reserve for future payment of Impositions and insurance premiums such portion of such payments as Beneficiary, in Beneficiary’s absolute discretion, may deem proper.  In the event that upon request from Beneficiary pursuant to this Section 7.5 Trustor fails to deposit with Beneficiary sums sufficient to pay fully such Impositions and insurance premiums at least thirty (30) days before delinquency thereof, Beneficiary, at Beneficiary’s election, but without any obligation to do so, may advance any amounts required to make up the deficiency, which advances, if any, shall be secured by this Deed of Trust, and shall be repayable to Beneficiary, with interest from the date advanced, at the default rate of interest specified in the Notes.

ARTICLE VIII
ADDITIONAL COVENANTS

8.1 Payment of Utilities.  Trustor shall pay when due all utility charges relating to the Trust Estate which may become a lien or charge against the Trust Estate or any portion thereof, for gas, electricity, water or sewer services furnished to the Trust Estate and all assessments or charges of a similar nature, whether public or private, affecting the Trust Estate or any portion thereof, whether or not such assessments or charges are liens thereon.

8.2 Defense of Title.  Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof, the Trust Estate, or the rights or powers of Beneficiary or Trustee.  Should Beneficiary elect in good faith to appear in or defend any such action or proceeding, Trustor shall pay all costs and expenses, including costs of evidence of title and reasonable attorneys’ fees and costs, incurred by Beneficiary or Trustee.

8.3 Performance in Trustor’s Stead.  Should Trustor fail to make any payment or to do any act as provided in this Deed of Trust, then Beneficiary or Trustee, but without any obligation to do so, without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, may:  (a) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof (Beneficiary or Trustee being authorized to enter upon the Trust Estate for such purposes); (b) commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; (c) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be superior to the lien of this Deed of Trust; and (d) in exercising any such powers, incur any liability, expend such reasonable amounts as Beneficiary may deem necessary therefor, including cost of evidence of title, employment of attorneys, and payment of reasonable attorneys’ fees and costs.  All such amounts expended by either or both Trustee or Beneficiary shall, at the election of Beneficiary, be added to the principal indebtedness secured by this Deed of Trust and shall accrue interest in accordance with the terms of the Notes.

8.4 Repayment of Advances.  All amounts which at any time may be paid or advanced by Beneficiary for the payment of insurance premiums, taxes, assessments, other governmental, municipal, or other charges or Impositions, title searches, title reports or abstracts, and any other advances made by Beneficiary which are reasonably necessary to maintain this Deed of Trust as a valid and subsisting lien upon the Trust Estate, to preserve and protect Beneficiary’s interest in this Deed of Trust, or to preserve, repair or maintain the Trust Estate, shall be immediately repaid or reimbursed to Beneficiary together with interest accrued thereon at the default rate specified in the Notes.  All such advances shall be wholly optional on the part of Beneficiary, and Trustor’s obligation to repay the same, with interest, to Beneficiary shall be secured by the lien of this Deed of Trust.

8.5 No Removal of Fixtures.  Trustor shall not, during the existence of this Deed of Trust and without the prior written consent of Beneficiary, remove from the Leased Premises any of the Improvements or any of the Personalty, except in the ordinary course of Trustor’s business and except to the extent replaced by unencumbered items of comparable quality and value.

8.6 Further Assurance.  Trustor shall execute and deliver to Beneficiary such further instruments, including, without limitation, Uniform Commercial Code Financing Statements and Continuation Statements, and do such further acts as may be necessary or as may reasonably be required by Beneficiary to carry out more effectively the purposes of this Deed of Trust and to subject to the lien and encumbrance created or intended to be created hereby any property, rights or interests covered or intended to be covered by this Deed of Trust.  Trustor hereby authorizes (to the extent such authorization is valid under applicable law) Beneficiary to execute and file, without Trustor’s signature, such Uniform Commercial Code Financing Statements and Continuation Statements as Beneficiary may deem necessary in order to perfect or continue the perfection of the security interests created by this Deed of Trust.

8.7 No Further Encumbrances.  Except for the Permitted Encumbrances and the lien and encumbrance of this Deed of Trust, Trustor shall not create, permit or suffer to exist, and, at Trustor’s expense, will defend the Trust Estate and take such other action as is necessary to remove any lien, claim, charge, security interest or encumbrance in or to the Trust Estate, or any portion of the Trust Estate.

8.8 No Conveyance of Leased Premises; Due on Sale.  Except for existing subleases identified on Exhibit B, Trustor shall not sell, convey, assign, sublet or otherwise alienate the Sublease, Trustor’s leasehold interest thereunder, the Trust Estate or any portion thereof, or any interest therein to any person or entity, without the prior written consent of Beneficiary.  In the event Trustor shall sell, convey or alienate all or any portion of the Sublease, Trustor’s leasehold interest thereunder, the Trust Estate, or any interest therein, in violation of the foregoing, or be divested of title to the same in any manner, whether voluntarily or involuntarily, then the entire principal indebtedness of the Credit Facilities, as evidenced by the Notes and the other Related Documents, and all other Obligations secured by this Deed of Trust, irrespective of the maturity date expressed therein, at the option of Beneficiary, and without prior demand or notice, shall become immediately due and payable.

8.9 Application of Payments.  If at any time during the term of this Deed of Trust Beneficiary receives or obtains a payment, installment or sum which is less than the entire amount then due under the Notes and any of the other Related Documents, then Beneficiary shall, notwithstanding any instructions which may be given by Trustor, have the right to apply such payment, installment or sum, or any part thereof, to such of the items or Obligations then due from Trustor or to Beneficiary as Beneficiary, in Beneficiary’s sole discretion, may determine.

8.10 Hazardous Materials.  Trustor shall comply with all applicable federal, state and local laws, regulations, rules and ordinances governing the handling, storage, generation, transportation and disposal of Hazardous Materials as the same affect or may affect the operation of Trustor’s present business on or with respect to the Trust Estate.  In addition, Trustor shall not without the prior written consent of Beneficiary undertake any new business venture or operation on or affecting the Trust Estate which now requires or may hereafter require compliance with any federal, state or local law, regulation, rule or ordinance governing Hazardous Materials.  If requested by Beneficiary from time to time during the continuance of this Deed of Trust, Trustor shall submit to Beneficiary a report, in form satisfactory to Beneficiary, certifying that the Trust Estate is not in violation of any laws relating to the use, handling, storage, generation, transportation and disposal of Hazardous Materials in a manner that adversely affects the value of the Leased Premises.  Beneficiary reserves the right, in Beneficiary’s sole and absolute discretion, to retain, at Trustor’s expense, an independent professional consultant to review any report prepared by Trustor and to conduct its own investigation of the Trust Estate.  Trustor hereby grants to Beneficiary, its agents, employees, consultants and contractors, the right to enter upon the Trust Estate and to perform such tests as are reasonably necessary to conduct such a review or investigation.

8.11 Fixture Filing.  Certain of the Trust Property is or will become “fixtures” (as that term is defined in Section 47-9102(a)(41) of the Arizona Revised Statutes).  In accordance with Section 47-9502 of the Arizona Revised Statutes, this Deed of Trust shall, upon recordation, be effective as a financing statement filed as a fixture filing upon the Trust Property that is or may become fixtures from the date of recordation hereof.  In connection therewith, the addresses of Trustor, as debtor (“Debtor”), and of Beneficiary, as secured party (“Secured Party”), are set forth in the preamble of this Deed of Trust.  The Beneficiary’s address is also the address from which information concerning the security interest may be obtained by any interested party.

8.12 Access Laws.  Trustor makes the following covenants with Beneficiary with respect to Access Laws:

(a) Trustor and the Leased Premises shall at all times strictly comply with the requirements of all Access Laws.  At any time, Beneficiary may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Beneficiary.  Beneficiary may also require a certificate of compliance from an architect, engineer or other third party acceptable to Beneficiary.

(b) Notwithstanding any provisions set forth herein or in any security instrument, Trustor shall not alter or permit any tenant or other person to alter the Leased Premises in any manner which would increase Trustor’s responsibilities for compliance with the Access Laws without the prior written approval of Beneficiary.  In connection with such approval, Beneficiary may require a certificate of compliance with the Access Laws from an architect, engineer or other party acceptable to Beneficiary.

(c) Trustor shall give prompt written notice to Beneficiary of the receipt by Trustor of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with the Access Laws.

(d) Trustor shall indemnify and hold harmless Beneficiary from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings, including, without limitation, reasonable attorneys’ fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Leased Premises to comply with the Access Laws.  The obligations and liabilities of Trustor under this subsection shall survive any termination, satisfaction, assignment, judicial or non-judicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure with respect to this Deed of Trust, any security instrument or the Leased Premises.

8.13 Sublease.  During the continuance of this Deed of Trust, Trustor shall:

(a) Duly and punctually observe and perform and comply with any and all obligations imposed upon the Trustor as lessee under the Sublease;

(b) Not voluntarily terminate, cancel, or surrender the Sublease, nor waive, release or discharge Trustor’s rights or the obligations of any other party under the Sublease;

(c) Not, without the prior approval of Beneficiary, which approval shall not be unreasonably withheld, alter or modify the terms of the Sublease;

(d) Maintain the Sublease in full force and effect during the full term hereof and any renewals and extensions;

(e) Not exercise any rights available to Trustor upon breach or default of the lessor under the Sublease without the prior written consent of Beneficiary;

(f) Appear in and defend any action or proceeding arising under or in any manner connected with the Sublease or the representations, warranties, covenants and agreements of Trustor thereunder;

(g) Give to Beneficiary immediate notice of any default under the Sublease or of the receipt by Trustor of any notice of default from the lessor thereunder and shall furnish to Beneficiary, immediately upon request therefor, all information concerning the performance by Trustor of Trustor’s obligations and covenants under the Sublease;

(h) Upon request from Beneficiary, use reasonable efforts to promptly obtain and deliver to Beneficiary an estoppel certificate from the lessor under the Sublease that states the date through which rent has been paid, whether or not there are any defaults under the Sublease and identifies the nature of such claimed defaults, and such other matters as may be reasonably requested by Beneficiary.

8.14 Exercise of Options Under the Sublease.  Trustor hereby irrevocably constitutes and appoints Beneficiary, with full power of substitution, its attorney in fact for it and in its name, place and stead, and whether before or after foreclosure of its interest in the Trust Estate, to exercise any and all purchase, renewal or extension options granted to Trustor by the terms of the Sublease.  Trustor hereby acknowledges and agrees that the foregoing power is a power coupled with an interest and is irrevocable.

ARTICLE IX
CONDEMNATION AWARDS

9.1 Trustor covenants and agrees that Trustor will give Beneficiary immediate notice of the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting all or any part of the Trust Estate including any easement therein or appurtenance thereof or severance and consequential damage and change in grade of streets, and will deliver to Beneficiary copies of any and all papers served in connection with any such proceedings.  If the Trust Estate or any portion thereof should be taken or damaged by reason of any public improvement or condemnation proceeding, Beneficiary shall be entitled:  (1) to receive all compensation, awards and other payments or relief for such taking or condemnation; (2) at Beneficiary’s option and in Beneficiary’s own name, to commence, appear in and prosecute in Beneficiary’s own name any action or proceeding relating to such taking or condemnation; and (3) to make any compromise or settlement in connection with any such taking or condemnation.

9.2 All such compensation, awards, damages, causes of action, proceeds or other payments shall be deemed part of the security for the Obligations and are hereby assigned to Beneficiary.  Beneficiary, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit or before or after judgment), including reasonable attorneys’ fees incurred by Beneficiary in connection with such compensation, may, at Beneficiary’s option, apply the same toward the payment of the amount owing on account of the indebtedness hereby secured in such order of application as Beneficiary may elect and whether or not the same, may then be due and payable or otherwise adequately secured; provided, however, that such awards in respect of any taking of a portion (but not all or any material portion) of the Trust Estate shall be made available for the restoration of such portion of the Trist Estate in the same manner and subject to the same conditions as are imposed on the release of insurance proceeds set forth in Section 5.3 hereof as if such portions of the Trust Estate so taken were destroyed and the condemnation award for such taking was actually insurance proceeds in respect of the portions of the Trust Estate so deemed as having been destroyed.  In the event that any such awards shall be made available to Trustor for restoring the portions of the Trust Estate so taken, Trustor hereby covenants to promptly commence and complete such restoration of the Trust Estate as nearly as possible to its value, condition and character immediately prior to such taking.

9.3 Trustor further covenants and agrees to make, execute and deliver to Beneficiary, at any time or times upon request, free, clear and discharged of any encumbrances of any kind whatsoever, any and all further assignments and/or instruments deemed necessary by Beneficiary for the purpose of validly and sufficiently assigning all awards and other compensation heretofore and hereafter to be made to or for the benefit of Trustor for any taking, either permanent or temporary, under any such proceeding.

9.4 The application or release by Beneficiary of any condemnation awards or other compensation shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.

ARTICLE X
ASSIGNMENT OF RENTS AND LEASES

10.1 Assignment.  As additional security for the Obligations secured by this Deed of Trust, Trustor hereby assigns, sells, transfers and conveys to Beneficiary during the continuance of this Deed of Trust, all contracts, leases, termination payments or settlement payments, subleases and agreements relating to the sale, lease, sublease or use of any portion of the Trust Estate or the Leased Premises, together with all sales proceeds, rents, subrents, issues, royalties, proceeds of fire and other insurance policies, or compensation or awards for any taking or damaging of the Trust Estate, or the application or release thereof as aforesaid, income and profits of and from the Trust Estate and all cleaning, security and other deposits held or received by Trustor from tenants pursuant to the terms of any leases affecting the Leased Premises (collectively, “Rents”).  Until the occurrence of an Event of Default, Trustor may collect and use all such Rents, as they become due and payable, and may retain, use and enjoy the Trust Estate.  Upon the occurrence and continuance of an Event of Default hereunder, Trustor’s right to collect and use any of such Rents shall cease, and Beneficiary, shall have the right, with or without taking possession of the Trust Estate, and either in person, by agent or through a court appointed receiver (Trustor hereby consents to the appointment of Beneficiary or Beneficiary’s designee as such receiver), to sue for or otherwise collect all such Rents, including those past due and unpaid.  Any sums so collected, after the deduction of all costs and expenses of operation and collection (regardless of the particular nature thereof and whether incurred with or without suit or before or after judgment), including reasonable attorneys’ fees, shall be applied toward the payment of the Obligations.  Such right of collection and use of such Rents by Beneficiary shall obtain both before and after the exercise of the power of sale provisions of this Deed of Trust, the foreclosure of this Deed of Trust and throughout any period of redemption.  The rights granted under this Section 10.1 shall in no way be dependent upon and shall apply without regard to whether all or a portion of the Trust Estate is in danger of being lost, removed or materially injured, or whether the Trust Estate or any other security is adequate to discharge the Obligations secured by this Deed of Trust.  Beneficiary’s failure or discontinuance at any time to collect any of such proceeds shall not in any manner affect the right, power and authority of Beneficiary thereafter to collect the same.  Nothing contained herein, nor Beneficiary’s exercise of Beneficiary’s right to collect such Rents, shall be, or be construed to be, an affirmation by Beneficiary of any contractual interest, tenancy, lease, sublease, option or other interest in the Trust Estate, or an assumption of liability under, or a subordination of the lien or charge of this Deed of Trust to any contractual interest, tenancy, lease, sublease, option or other interest in the Trust Estate.  All purchasers, tenants, lessees, sublessees and other persons who have any obligation to make any payment to Trustor in connection with the Trust Estate or any portion thereof are hereby authorized and directed to pay the Rents payable by them with respect to the Trust Estate, or any portion thereof, directly to Beneficiary on the demand of Beneficiary.  Beneficiary’s receipt of such Rents shall be a good and sufficient discharge of the obligation of the purchaser, tenant, lessee, sublessee or other person concerned to make the payment connected with the amount so received by Beneficiary.

10.2 No Waiver of Rights by Collection of Proceeds.  The entering upon and taking possession of the Trust Estate or any portion of the Trust Estate or the collection of Rents shall not cure or waive any Event of Default or notice of default hereunder, shall not invalidate any act done pursuant to such notice of default, and shall not operate to postpone or suspend the obligation to make, or have the effect of altering the size of, any scheduled installments provided for in any of the Obligations secured by this Deed of Trust.

10.3 Indemnification.  Trustor shall indemnify and hold Beneficiary harmless from and against all claims, demands, judgments, liabilities, actions, costs and fees (including reasonable attorneys’ fees and costs) arising from or related to receipt by Beneficiary of the sale proceeds, rents, subrents, issues, royalties, income and profits from the Trust Estate or any portion of the Trust Estate, except negligent or willful acts of Beneficiary.

ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES

11.1 Events of Default.  The occurrence and continuance of any one of the following shall constitute an Event of Default under this Deed of Trust:

(a) Failure by Trustor to observe and perform any term, covenant or condition to be observed or performed by Trustor contained in this Deed of Trust, the Credit Agreement, the Notes or any of the other Related Documents.

(b) Any representation or warranty of Trustor contained in this Deed of Trust, the Credit Agreement, the Notes or any of the other Related Documents was untrue when made.

(c) A default by Trustor under the terms of any other promissory note, deed of trust, security agreement, undertaking or arrangement between Trustor and Beneficiary now in existence or hereafter arising.

(d) A default by Trustor under the terms of the Sublease.

11.2 Notice.  Unless otherwise expressly provided by the terms of this Deed of Trust or the other Related Documents, if an Event of Default shall occur, Beneficiary shall give written notice of such occurrence to Trustor as provided in the Credit Agreement.

11.3 Division of Trust Estate.  Upon the occurrence and continuance of an Event of Default and if there are Hazardous Materials then present on the Leased Premises, Beneficiary, at Beneficiary’s election and without any obligation to do so, may divide the Trust Estate into any number of parcels to facilitate the sale of the Trust Estate at a foreclosure sale.  In connection therewith, Beneficiary may:  (a) enter upon the Trust Estate and conduct or cause to be conducted inspections and surveys of the Trust Estate; (b) divide the Trust Estate in such manner as to segregate any Hazardous Materials into one or more distinct parcels; and (c) elect to sell at foreclosure sale only those portions of the Trust Estate that are not contaminated by or do not contain Hazardous Materials.  Trustor hereby consents to such division and sale of the Trust Estate.

11.4 Acceleration.  Upon the occurrence and continuance of an Event of Default, Beneficiary shall have the option, in addition to any other remedy Beneficiary may have under the Related Documents, to declare by notice to Trustor all sums secured by this Deed of Trust immediately due and payable and elect to have the Trust Estate sold in the manner provided herein.

11.5 Taking Possession; Exercise of the Power of Sale.  Either in person or by agent, or by appointment of a receiver, with or without bringing any action or proceeding, enter upon and take possession of the Trust Estate, or any part of the Trust Estate, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part of or interest in the Trust Estate, increase the income from the Trust Estate or protect the security of this Deed of Trust and, with or without taking possession of the Trust Estate, sue for or otherwise collect any portion of the Rents, including, without limitation, past due and unpaid Rents, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) to the Obligations, all in such order as Beneficiary may determine, in its sole and absolute discretion.  Any action taken under this Section shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rents, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Related Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale,

(a) Exercise the power of sale under this Deed of Trust; or

(b) Exercise all other rights or remedies provided for at law, in equity or under the Loan Documents.

11.6 UCC Remedies.  Beneficiary, with regard to the security interest in all Personalty granted to Beneficiary under the Granting Clauses of this Deed of Trust, shall have the right to exercise, from time to time, any and all rights and remedies available to Beneficiary, as a secured party under the Uniform Commercial Code as adopted in Arizona, and any and all rights and remedies available to Beneficiary under any other applicable law.  Beneficiary shall also have the right to dispose of the Personalty in connection with a foreclosure sale of the Leased Premises, whether the foreclosure sale is conducted by the Trustee in connection with the exercise of the private power of sale, or by a sheriff in connection with a judicial foreclosure of this Deed of Trust.  Upon written demand from Beneficiary, Trustor shall, at Trustor’s expense, assemble the Personalty and make the Personalty available to Beneficiary at the Leased Premises.

11.7 Foreclosure as a Mortgage.  If an Event of Default occurs and continues hereunder, Beneficiary shall have the option to foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including reasonable attorneys’ fees and costs, in such amounts as shall be fixed by the court.

11.8 Notice to Lessor Under Sublease.  Notice of the completion of a Beneficiary’s or foreclosure sale (or any deed, conveyance or other transfer to Beneficiary in lieu of foreclosure) shall be sent or delivered by Beneficiary to the lessor under the Sublease at the last address for notices thereunder given to Beneficiary (or such other address as such lessor shall deliver to Beneficiary in the manner provided in Section 12.1 of this Deed of Trust) by copy to such lessor, as applicable, of:  (a) a writing from Trustor relinquishing all of Trustor’s right, title and interest in the Sublease; (b) a Sheriff’s Deed; (c) a Trustee’s Deed; or (d) a court order.

11.9 Receiver.  If an Event of Default occurs and continues, Beneficiary, as a matter of right and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right and without notice to Trustor or anyone claiming under Trustor, to apply to any court having jurisdiction over the subject matter to appoint a receiver or receivers of the Trust Estate.  Any such receiver or receivers shall have all the usual powers and duties of a receiver and shall continue as such and may exercise all such powers until completion of the sale of the Trust Estate or the foreclosure proceeding, unless the receivership is sooner terminated.

11.10 No Remedy Exclusive.  No remedy conferred upon or reserved to Beneficiary or Trustee under this Deed of Trust shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and concurrent and shall be in addition to every other remedy given under this Deed of Trust, the Credit Agreement, the Notes or the other Related Documents, or now or hereafter existing at law or in equity or by statute.  Beneficiary and Trustee may exercise their remedies singly, successively or concurrently against Trustor, any guarantor of Trustor’s obligations under the Credit Facilities, the Trust Estate, and any other security for the Credit Facilities, at the sole and absolute discretion of Beneficiary.  No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In addition, Beneficiary or Trustee may proceed concurrently against the Leased Premises and any guarantor, and may start, delay, postpone, cancel or recommence any foreclosure proceeding (whether judicial or non-judicial) while pursuing such guarantors, all at the sole and absolute discretion of Beneficiary.  No act of Beneficiary or Trustee shall be construed as an election to proceed under any particular remedy available to Beneficiary or Trustee under any of the Related Documents to the exclusion of any other remedy in the same or in any other Related Documents, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary or Trustee.

11.11 Cross Default.  The occurrence and continuance of an Event of Default under this Deed of Trust, the Notes, the Credit Agreement, any other Related Documents, or any other agreement or arrangement between Trustor and Beneficiary now existing or entered into hereafter, shall constitute a default under all such documents, including, without limitation, this Deed of Trust, the Notes, the Credit Agreement, the other Related Documents, as well as any other such agreement or arrangement.

11.12 Rights of Trustee.  Trustee shall be entitled to rely on the instructions given by Beneficiary to Trustee relating to the exercise of the private power of sale authorized by this Deed of Trust.  Trustor hereby acknowledges and agrees that Trustee shall act at the direction of Beneficiary and that Trustee is entitled to rely on directions from Beneficiary.  Trustee shall have no authority, acting alone and without direction from Beneficiary, to commence, postpone, cancel or conduct a Trustee’s Sale, and may rely on information received from Beneficiary without independent investigation or confirmation of the facts as represented by Beneficiary.  Trustor hereby waives any liability, damage, claim or cause of action Trustor might have or assert against Trustee resulting from or arising out of Trustee’s good faith reliance on the directions Trustee receives from Beneficiary.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1 Notices.  Except as otherwise required by applicable law or provided in this Deed of Trust or in any of the other Related Documents, whenever Beneficiary or Trustor desire to give or serve any notice, demand, request or other communication with respect to this Deed of Trust or any of the other Related Documents, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier, by facsimile, or by mail, postage prepaid, addressed to the respective party at the corresponding address set forth in the preamble to of this Deed of Trust.  Any notice delivered personally or by courier shall be deemed to have been given when delivered.  Any notice sent by facsimile shall be presumed to have been received on the date transmitted.  Any notice sent by mail shall be presumed to have been received five (5) business days after deposit in the United States mail, with postage prepaid and properly addressed.  Any party may change its address by giving written notice to the other party of its new address in the manner provided above.

12.2 Severability.  If any provision of this Deed of Trust shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions contained in this Deed of Trust or render the same invalid, inoperative or unenforceable to any extent whatsoever.

12.3 Amendments, Changes and Modifications.  This Deed of Trust may not be amended, changed, modified, altered or terminated without the prior written consent of both Beneficiary and Trustor.

12.4 Governing Law.  This Deed of Trust shall be governed exclusively by and construed in accordance with the applicable laws of the State of Arizona, without giving effect to principles of conflicts of laws.

12.5 Interpretation.  Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders.  The article and section headings contained in this Deed of Trust are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

12.6 Binding Effect.  This Deed of Trust shall be binding upon shall inure to the benefit of the respective successors and assigns of Beneficiary and Trustor.

12.7 Waivers.  Beneficiary’s failure at any time or times hereafter to require strict performance by Trustor of any of the undertakings, agreements or covenants contained in this Deed of Trust shall not waive, affect or diminish any right of Beneficiary hereunder to demand strict compliance and performance therewith.  Any waiver by Beneficiary of any Event of Default under this Deed of Trust shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements or covenants of Trustor under this Deed of Trust shall be deemed to have been waived by Beneficiary, unless such waiver is evidenced by an instrument in writing signed by an officer of Beneficiary and directed to Trustor specifying such waiver.

12.8 Access.  Beneficiary, or Beneficiary’s authorized agents and representatives, is hereby authorized and shall have the right, at all reasonable times during the existence of this Deed of Trust and without prior written notice to Trustor, to enter upon the Trust Estate or any portion of the Trust Estate for the purpose of inspecting the Trust Estate or for the purpose of performing any of the acts that Beneficiary is authorized under this Deed of Trust to perform.

12.9 Successor Trustee.  Beneficiary may appoint a successor trustee at any time by filing for record in the office of the county recorder of each county in which the Trust Estate or some part thereof is situated a substitution of trustee.  From the time the substitution is filed of record, the new Trustee shall succeed to all the powers, duties, authority and title of the Trustee named herein or of any successor trustee.  Each such substitution shall be executed and acknowledged by Beneficiary, and notice thereof shall be given and proof thereof made in the manner provided by law.

12.10 No Partnership.  Nothing contained in this Deed of Trust or in any of the other Related Documents shall be construed as creating a joint venture or partnership between Trustor, Trustee and Beneficiary.  There shall be no sharing of losses, costs and expenses between Trustor, Trustee and Beneficiary, and neither Beneficiary nor Trustee shall have any right of control or supervision, except as Beneficiary and Trustee may exercise their rights and remedies provided hereunder and in the Related Documents.  In addition, Trustor bears the risk of diminution in value of the Leased Premises and the Improvements due to changes in market conditions.  Neither Trustee nor Beneficiary shall be liable to Trustor for any loss or potential loss to Trustor that results from Trustor’s or Beneficiary’s exercise of their remedies under the terms of this Deed of Trust or any of the other Related Documents, including, but not limited to, claims based on delays in commencing or completing the foreclosure of the Leased Premises, claims that the commencement of foreclosure proceedings have adversely affected the marketability of the Leased Premises, or otherwise.

12.11 Acceptance of Trust.  Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.  Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or any action or proceeding in which Trustor, Beneficiary, or Trustee shall be party, unless brought by Trustee.

12.12 Resignation of Trustee.  Trustee may resign as Trustee under this Deed of Trust by recording a resignation of trustee in the office of the county recorder of each county in which any part of the Leased Premises is located.  A resignation of trustee shall not invalidate the lien and encumbrance of this Deed of Trust against the Trust Estate, or cause any negative legal consequence to the resigning Trustee.

12.13 Counterparts.  This Deed of Trust may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

12.14 No Merger.  There shall be no merger of the lien and encumbrance of this Deed of Trust in and to Trustor’s leasehold estate in the Leased Premises with the fee estate in the Leased Premises by reason of the fact that this Deed of Trust, or the leasehold estate encumbered hereby, or any interest in either of them, may be held directly or indirectly by or for the account of any person who owns the fee estate in the Leased Premises or any portion thereof, and no such merger shall occur unless and until all persons at the time having any interest in such fee estate and all persons having any interest in this Deed of Trust or the leasehold estate encumbered hereby shall join in a written instrument giving effect to such merger.

12.15 Subrogation of Beneficiary.  Beneficiary shall be subrogated to the lien of any previous encumbrance of the Leased Premises discharged with funds advanced by Beneficiary under the Related Documents, regardless of whether such previous encumbrance has been released of record.

12.16 Revolving Line of Credit.  This Deed of Trust secures Obligations including, a revolving line of credit, which obligates Beneficiary to make advances to Trustor so long as Trustor complies with the terms and provisions of the Credit Agreement, Notes and the other Related Documents.

[Signatures appear on the following page.]

DATED effective as of the date first above written.

TRUSTOR:

SKYMALL, LLC, a Delaware limited liability company

By: /s/ Scott Wiley
Name: Scott Wiley
Title: CFO

STATE OF ARIZONA                                                      )
: ss.
COUNTY OF MARICOPA                                                      )

The foregoing instrument was acknowledged before me this 10th day of September, 2013, by Scott Wiley, who is the CFO of SkyMall, LLC, a Delaware limited liability company, on behalf of said company.

/s/ Deborah H. Heller
NOTARY PUBLIC
Printed Name: Deborah H. Heller
My Commission Expires:

October 14, 2016

EXHIBIT “A”

LEGAL DESCRIPTION LEASED PREMISES

PARCEL 1 (1984 SUBLEASE PARCEL)

A parcel of land lying within Section 16, Township 1 North, Range 3 East, of the Gila and Salt River Meridian, Maricopa County, Arizona, more particularly described as follows:

Commencing at the northeast corner of said Section 16, a brass cap in hand hole, from which the east quarter corner of said section, a brass cap flush, bears South 00°10’31” West (basis of bearing), a distance of 2624.39 feet;

THENCE along the east line of said section, South 00°10’31” West, a distance of 87.00 feet;

THENCE leaving said east line, North 89°49’29” West, a distance of 50.00 feet, to the southwesterly line of Parcel No. 7, Part No. 1, as described in Document 1991-159328, Maricopa County Records (M.C.R.) and the westerly right-of-way line of 16th Street;

THENCE along said southwesterly line and said westerly right-of-way line, South 00°10’31” West, a distance of 58.50 feet;

THENCE North 89°49’29” West, a distance of 3.00 feet;

THENCE South 00°10’31” West, a distance of 22.50 feet;

THENCE South 17°49’44” East, a distance of 42.05 feet, to the most southerly corner of said parcel No. 7, Part No. 1, and the west line of that certain parcel of land as described in Docket 8236, page 707, M.C.R.;

THENCE leaving said southwesterly line, along said west line, continuing along said westerly right-of-way line, South 00°10’31” West, a distance of 1055.20 feet, to the most northerly corner of that certain parcel of Land as described in Documents 1986-0022196 through 1986-0022205, M.C.R. and the beginning of a curve;

THENCE leaving said west line and said westerly right-of-way line, along the northerly line of that certain parcel of land as described in Documents 1986-0022196 through 1986-0022205, M.C.R. and the northerly right-of-way line of Pima Street, southwesterly along said curve, having a radius of 20.00 feet, concave northwesterly, through a central angle of 89°53’20”, a distance of 31.38 feet, to the curve’s end;

THENCE North 89°56’09” West, a distance of 361.43 feet, to the POINT OF BEGINNING;

THENCE continuing, North 89°56’09” West, a distance of 488.21 feet, to the west line of that certain parcel of land as described in Docket 3630, page 427, M.C.R.;

THENCE leaving said northerly line and northerly right-of-way line, along said west line, North 01°09’42” East, a distance of 292.11 feet, to the southwest corner of that certain parcel of land as described in Docket 6227, page 524, M.C.R.

THENCE leaving said west line, along the south line of said parcel described in Docket 6227, page 524, M.C.R. and the easterly prolongation thereof South 89°49’10” East, a distance of 255.00 feet;

THENCE leaving said prolongation, South 00°10’50” West, a distance of 20.08 feet;

THENCE parallel with the north line of said section, South 89°49’10” East, a distance of 228.18 feet;

THENCE leaving said parallel line, along a line parallel with the east line of said section, South 00°10’31” West, a distance of 271.00 feet, to the POINT OF BEGINNING.

PARCEL 2 (1994 SUBLEASE – GRAVEL LOT)

A parcel of land lying within Section 16, Township 1 North, Range 3 East, of the Gila and Salt River Meridian, Maricopa County, Arizona, more particularly described as follows:

Commencing at the northeast corner of said Section 16, a brass cap in hand hole, from which the east quarter corner of said section, a brass cap flush, bears South 00°10’31’ West (basis of bearing), a distance of 2624.39 feet;

THENCE along the east line of said section, South 00°10’31” West, a distance of 87.00 feet;

THENCE leaving said east line, North 89°49’29’ West, a distance of 50.00 feet, to the southwesterly Line of Parcel No.7, Part No. 1, as described in Document 1991-159328, Maricopa County Records (M.C.R.) and the westerly right-of-way Line of 16th Street;

THENCE along said southwesterly line and said westerly right-of-way line, South 00°10’31” West, a distance of 58.50 feet;

THENCE North 89°49’29” West, a distance of 3.00 feet;

THENCE South 00°10’31” West, a distance of 22.50 feet;

THENCE South 17°49’44” East, a distance of 42.05 feet, to the most southerly corner of said parcel No. 7. Part No. 1, and the west line of that certain parcel of land as described in Docket 8236, page 707, M.C.R.;

THENCE leaving said southwesterly line, along said west line, continuing along said westerly right-of-way line, South 00°10’31” West, a distance of 675.27 feet, to the northeast corner of that certain parcel of land described in Document 1994-0313792, M.C.R.;

THENCE leaving said west line and said westerly right-of-way line, along the north line of said certain parcel of land, North 89°43’05” West, a distance of 250.27 feet, to the POINT OF BEGINNING;

THENCE leaving said north line, along a line parallel with the east line of said section, South 00’10’31” West, a distance of 45.18 feet, to the south line of the north 928 feet of said section.

THENCE leaving said parallel line, along said south line, North 89°49’10” West, a distance of 64.73 feet, to the west line of the east 355 feet of said section;

THENCE leaving said south line, along said west line, South 00°10’31” West, a distance of 84.94 feet;

THENCE leaving said west line, along a line parallel with the north line of said section, North 89°49’10” West, a distance of 294.57 feet;

THENCE leaving said parallel line, North 00°10’50” East, a distance of 20.08 feet;

THENCE along a line parallel with the north line of said section, North 89°49’10” West, a distance of 5.00 feet, to the northeast corner of Parcel No. 1 and the west line of Parcel No. 2, both as described in Document No. 1990-0311545, M.C.R.;

THENCE leaving said parallel line, along the west line of said Parcel No, 2, North 01°09’42” East, a distance of 219.64 feet, to the northwest corner of said Parcel No. 2;

THENCE leaving said west line, along the north line of said Parcel No. 2, South 89°49’10” East, a distance of 331.72 feet, to the northeast corner of said Parcel No. 2;

THENCE leaving said north line, along the east line of said Parcel No. 2, South 00°11’04” West, a distance of 109.52 feet, to the northwest corner of that certain parcel of land as described in Document No. 1994-0313792, M.C.R.

THENCE leaving said east line, along the north line of said certain parcel of land, South 89°43’05” East a distance of 28.81 feet.

PARCEL 3 (1994 SUBLEASE – CORNER LOT)

A parcel of land lying within Section 16, Township 1 North, Range 3 East, of the Gila and Salt River Meridian, Maricopa County, Arizona, more particularly described as follows:

Commencing at the northeast corner of said Section 16, a brass cap in hand hole, from which the east quarter corner of said section, a brass cap flush, bears South 00°10’31” West (basis of bearing), a distance of 2624.39 feet;

THENCE along the east line of said section, South 00°10’31” West, a distance of 87.00 feet;

THENCE leaving said east line, North 89°49’29” West, a distance of 50.00 feet, to the southwesterly line of Parcel No.7, Part No. 1, as described in Document 1991-159328, Maricopa County Records (M.C.R.) and the westerly right-of-way line of 16th Street;

THENCE along said southwesterly line and said westerly right-of-way line, South 00°10’31” West, a distance of 58.50 feet;

THENCE North 89°49’29” West, a distance of 3.00 feet;

THENCE South 00°10’31” West, a distance of 22.50 feet,

THENCE South 17°49’44” East, a distance of 42.05 feet, to the most southerly corner of said parcel No. 7, Part No. 1, and the west line of that certain parcel of land as described in Docket 8236, page 707, M.C.R.;

THENCE leaving said southwesterly line, along said west line, continuing along said Westerly right-of-way line, South 00°10’31” West, a distance of 675.27 feet, to the northeast corner of that certain parcel of land described in Document 1994-0313792, M.C.R. and the POINT OF BEGINNING;

THENCE along the east line of said certain parcel of land, continuing along said west line and said westerly right-of-way line, South 00°10’31” West, a distance of 152.39 feet, to the most easterly southeast corner of said certain parcel of land;

THENCE leaving said east line, said west line, and said westerly right-of-way line, along the southeasterly line of said certain parcel of land, South 89°54’12” West, a distance of 152.60 feet;

THENCE South 00°12’02” West, a distance of 121.76 feet, to the north line of Parcel No. 3 as described in Document No. 1990-0311545, M.C.R.;

THENCE leaving said southeasterly line, along the north line of said Parcel No. 3, South 89°49’29” East, a distance of 152.65 feet, to the west line of said certain parcel of land as described in Docket 8236, page 707, M.C.R. and said westerly right-of-way line of 16th Street;

THENCE leaving said north line, along said west line and westerly right-of-way line, South 00°10’31’ West, a distance of 105.06 feet, to the most northerly corner of that certain parcel of land as described in Documents 1986-0022196 through 1986-0022205, M.C.R. and the beginning of a curve;

THENCE leaving said west line and said westerly right-of-way line, along the northerly line of that certain parcel of land as described in Documents 1986-0022196 through 1986-0022205, M.C.R. and the northerly right-of-way line of Pima Street, southwesterly along said curve, having a radius of 20.00 feet, concave northwesterly, through a central angle of 89°53’20’, a distance of 31.38 feet, to the curve’s end;

THENCE North 89°56’09” West, a distance of 361.43 feet;

THENCE leaving said northerly line and northerly right-of-way line, along a line parallel with the east line of said section, North 00°10’31” East, a distance of 271.00 feet;

THENCE leaving said parallel line, along a line parallel with the north line of said section, South 89°49’10” East, a distance of 66.39 feet, to the west line of the East 355 feet of said section;

THENCE leaving said parallel line, along said west line, North 00°10’31” East, a distance of 84.94 feet, to the south line of the north 928 feet of said section;

THENCE leaving said west line, along said south line, South 89°49’10” East, a distance of 64.73 feet;

THENCE leaving said south line, along a line parallel with the east line of said section, North 00°10’31” East, a distance of 45.18 feet, to the north line of said certain parcel of land as described in Document No. 1994-0313792, M.C.R.;

THENCE leaving said parallel line, along the north line of said certain parcel of land, South 89°43’05” East, a distance of 250.27 feet, to the POINT OF BEGINNING.

EXHIBIT “B”
SUBLEASE

MASTER LEASE:

1. Reference is made to that certain Lease made June 24, 1960 (together with all extensions, supplements and amendments thereto, the “Master Lease”), a copy of which was recorded on June 24, 1960, in Docket 3329, Page 85 in the Official Records of Maricopa County, Arizona, executed by Pasqualetti Properties, Inc., and Smittys Super Valu, Inc. (“Smittys”).  The Master Lease was modified by (i) the addendum to lease dated May 11, 1966, (ii) the recognition and attornment agreement dated August 1, 1984, and (iii) the Agreement and Acknowledgment dated February 8, 1988, and recorded on February 17, 1988, as Document Number 88-073927 of the Official Records of Maricopa County, Arizona.

2. Smittys assigned its interest as tenant under the Master Lease to Saint Lawrence Holding (“SLH”) pursuant to an Assignment of Ground Lessee Interest, a memorandum of which was recorded April 19, 1994, as Document Number 94-0313793 of the Official Records of Maricopa County, Arizona.

3. Smith’s Food & Drug Centers, Inc., dba Fry’s Food and Drug Stores (as successor-by-merger to SLH) assigned (i) its interests as tenant under the Master Lease and (ii) its rights and obligations as sub-landlord under the Sublease (defined below) to Victorina L.L.C., an Arizona limited liability company (“Victorina”), pursuant to the Assignment of Lease and Subleases made and entered into April 30, 2004, and attached as Exhibit D to the Master Lease and Subleases Estoppel Certificate which was recorded March 3, 2006, as Document No. 20060291180 in the Official Records of Maricopa County, Arizona.

4. The Master Lease was modified by the Amendment to Lease dated July 27, 2010, whereby the leasehold estate was split into two distinct parcels, an approximately 17 acre parcel conveyed to and solely owned by Smitty’s Land, LLC, an Arizona limited liability company, and an approximately three (3) acre parcel conveyed to and owned, as tenants in common, by Gary Young, as Trustee of the Stephen A. Pasqualetti Revocable Trust, dated September 13, 1999, and A. Michael Bernstein and Ardyth F. Bernstein, husband and wife.

5. The Master Lease was modified by the Partial Termination of Lease dated September 1, 2010, whereby all of the leasehold estate, except for the portion of the leasehold estate subject to the Lease, was released and deleted from the Master Lease.

6. A Memorandum of Partial Termination of Lease dated February 28, 2012, which provides notice of the Amendment to Lease dated July 27, 2010, and the Partial Termination of Lease dated September 1, 2010, was recorded February 28, 2012, as Document Number 20120164476 of the Official Records of Maricopa County, Arizona.

1984 SUBLEASE:

7. Pursuant to that certain Sublease entered into as of August 1, 1984, as amended by Addendum to Sublease dated January 21, 1985 (together with all extensions, supplements and amendments thereto, the “1984 Sublease”), a copy of which was recorded on February 20, 1985, as Document Number 85-073893 of the Official Records of Maricopa County, Arizona, executed by Smittys, as sublandlord, and Schwan Brothers Properties (“SBP”), as subtenant, Smittys sublet to SBP a portion of the leasehold estate created pursuant to the Master Lease.

8. SBP assigned its interest in 1984 Sublease to Security Pacific Investment Co., Southwest, Inc. f/k/a Bancwest Investment Co. (“Security Pacific”) pursuant to an the Assignment Agreement made and entered into as of February 1, 1989, and recorded April 27, 1989, as Document Number 89-193288 of the Official Records of Maricopa County, Arizona.

9. Security Pacific assigned its interest in 1984 Sublease to Pima Partners (“Pima”) pursuant to the Assignment dated July 9, 1990, and recorded July 12, 1990, as Document Number 90-311544 of the Official Records of Maricopa County, Arizona.

10. Pima assigned its interest in 1984 Sublease to Trustor pursuant to the Assignment recorded July 12, 1990, as Document Number 90-311545 of the Official Records of Maricopa County, Arizona.

11. Pursuant to the Amendment to 1984 Sublease dated as of September 1, 2010, between Trustor and Victorina, the 1984 Sublease was amended by, among other things, deleting and replacing the legal description of the leased premises, and by providing that the expiration date of the 1984 Sublease is December 31, 2035.

1994 SUBLEASE:

12. Pursuant to a Sublease dated April 19, 1994 (together with all extensions, supplements and amendments thereto, “1994 Sublease”; and together with 1984 Sublease, the “Sublease”), a memorandum of which was recorded on April 19, 1994, as Document Number 94-0313792 of the Official Records of Maricopa County, Arizona, executed by SLH, as sublandlord, and Trustor, as subtenant, SLH sublet to Trustor a portion of the leasehold estate created pursuant to the Master Lease.

13. Pursuant to the Amendment to 1994 Sublease dated as of September 1, 2010, between Trustor and Victorina, the 1994 Sublease was amended by, among other things, deleting and replacing the legal description of the leased premises (the new legal description includes two parcels, the “Gravel Lot” and the “Corner Lot”), and by providing that the expiration date of the 1994 Sublease with respect to the Gravel Lot is December 23, 2015, and with respect to the Corner Lot the expiration date is December 31, 2035.

SUB-SUBLEASE:

14. Trustor sub-sublet a portion of the leasehold estate created by the Sublease to Adrian C. Quinones and Guadalupe M. Quinones, husband and wife, pursuant to a Sub-Sublease, a memorandum of which was recorded February 24, 2004, as Document Number 20040182252 of the Official Records of Maricopa County, Arizona.